EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Fortune Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form F-1 of our report dated September 15, 2006, on the financial statements of China Fortune Acquisition Corp. as of September 12, 2006 and for the period from August 18, 2006 (date of inception) to September 12, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

UHY LLP
New York, New York

October 4, 2006